Sam Kan & Company

1151 Harbor Bay Pkwy., Suite 101

Alameda, CA 94502

Phone: 510.517.7874

Fax: 866.848.1224

http://www.skancpa.com

December 10, 2012

Securities and Exchange Commission 450 Fifth Street, NW

Washington, D.C. 20549

In re:

RANGEFORD RESOURCES, INC.

FEI #:

77-116182

Ladies and Gentlemen:

We have read the statements by Rangeford Resources, Inc. included under Item 4.01 of its Current Report on Form 8-K dated as of the date hereof and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between Rangeford Resources, Inc. (Commission File No. 000-54306) and Sam Kan & Company has ceased.

Very truly yours,

/s/ Sam Kan

Sam Kan & Company

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